As filed with the Securities and Exchange Commission on March 31, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________

PHREESIA, INC.
(Exact name of registrant as specified in its charter)
________________________________________

Delaware	20-2275479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
________________________________________
434 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
(Address, including zip code, of Principal Executive Office)
________________________________________
2019 Stock Option and Incentive Plan
(Full title of the plan)
________________________________________
Chaim Indig
Chief Executive Officer
434 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
(888) 654-7473
(Name, address and telephone number of agent for service)
________________________________________
Copies to:

John J. Egan, Esq. Edwin M. O’Connor, Esq. Andrew R. Pusar, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Allison Hoffman, Esq. Phreesia, Inc. 434 Fayetteville Street, Suite 1400 Raleigh, North Carolina 27601 (888) 654-7473
________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2019 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each February 1, beginning in 2020, by an amount equal to five percent (5%) of the number of shares of Common Stock issued and outstanding on the immediately preceding January 31, or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on February 1, 2022, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 2,589,748 shares. This Registration Statement registers these additional 2,589,748 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s Registration Statement filed on Form S-8 (Registration No. 333-232832) on July 25, 2019 is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-232832) is hereby incorporated by reference pursuant to General Instruction E.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1
2019 Stock Option and Incentive Plan and form of award agreements thereunder (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K (File No. 001-38977) filed with the SEC on March 31, 2022).

107*	Filing Fee Table

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, this 31st day of March, 2022.

PHREESIA, INC.

By:	/s/ Chaim Indig
Name:	Chaim Indig
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Chaim Indig and Randy Rasmussen as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Chaim Indig	Chief Executive Officer and Director	March 31, 2022
Chaim Indig	(Principal Executive Officer)

/s/ Randy Rasmussen	Chief Financial Officer	March 31, 2022
Randy Rasmussen	(Principal Financial and Accounting Officer)

/s/ Michael Weintraub	Chairman and Director	March 31, 2022
Michael Weintraub

/s/ Edward Cahill	Director	March 31, 2022
Edward Cahill

/s/ Lainie Goldstein	Director	March 31, 2022
Lainie Goldstein

/s/ Gillian Munson	Director	March 31, 2022
Gillian Munson

/s/ Ramin Sayar	Director	March 31, 2022
Ramin Sayar

/s/ Mark Smith, M.D.	Director	March 31, 2022
Mark Smith, M.D.